UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2011
WRIGHT EXPRESS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32426	01-0526993

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03 Material Modification to Rights of Security Holders
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On May 23, 2011, Wright Express Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers (the “Borrowers”), Wright Express Card Holdings Australia Pty Ltd, as specified designated borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, the other lenders party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, National Association, Suntrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC as joint lead arrangers and joint book managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, National Association, Suntrust Robinson Humphrey, Inc., and Wells Fargo Bank, N.A. as co-syndication agents, and Bank of Montreal and Keybank National Association as co-documentation agents. The Credit Agreement provides for a five-year $200 million term loan facility, and a five-year $700 million unsecured revolving credit facility with a $100 million sublimit for letters of credit and a $20 million sublimit for swingline loans. Subject to certain conditions, the Company has the option to increase the facility by up to an additional $100 million.
Proceeds from the new credit facility were used to refinance the Company’s existing indebtedness under its 2007 credit facility with Bank of America, N.A. (the “2007 Facility”), and its existing indebtedness under its 2010 term loan facility with Bank of America, N.A. (the “2010 Facility”) and may also be used for working capital purposes, acquisitions, payment of dividends and other restricted payments, refinancing of indebtedness, and other general corporate purposes.
Amounts outstanding under the Credit Agreement bear interest at a rate equal to, at the Company’s option, (a) the Eurocurrency Rate, as defined, plus a margin of 1.25% to 2.25% based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA or (b) the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate announced by Bank of America, N.A., or (iii) the Eurocurrency Rate plus 1.00%, in each case plus a margin of 0.25% to 1.25% based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA. In addition, the Company has agreed to pay a quarterly commitment fee at a rate per annum ranging from 0.20% to 0.40% of the daily unused portion of the credit facility. Any outstanding loans under the Credit Agreement mature on May 23, 2016, unless extended pursuant to the terms of the Credit Agreement.
The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include financial and other reporting, payment of obligations, preservation of existence, maintenance of properties, maintenance of insurance, compliance with laws, maintenance of books and records, granting of inspection rights, use of proceeds, maintenance of all authorizations and approvals, and the addition of certain domestic subsidiaries to the Domestic Subsidiary Guaranty, certain foreign subsidiaries to the Foreign Subsidiary Guaranty, certain subsidiaries to Pledge Agreement and the stock of certain foreign subsidiaries to the Pledge Agreement. Negative covenants include limitations on liens and investments, limitations on incurrence or guarantees of indebtedness, limitations on mergers, consolidations, asset sales and acquisitions, limitations on dividends and other restricted payments, limitations on affiliate transactions, and limitations on sale and leaseback transactions. In particular, the Company is not permitted to make any restricted payments (which includes any dividend or other distribution) except that, if there is no Default or Event of Default (as defined in the Credit Agreement), the Company may (i) declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests, (ii) make other restricted payments (including cash dividends) if it is in compliance with a 1.75:1.00 Consolidated Leverage Ratio (based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA), and (iii) make other restricted payments (including cash dividends) of up to $25 million in any fiscal year if it is in pro forma compliance with the financial ratios described below. The Credit Agreement also requires that the Company maintain at the end of each fiscal quarter the following financial ratios:
•	a consolidated EBIT to consolidated interest charges ratio of no less than 3.00 to 1.00, measured quarterly; and

•	a consolidated funded indebtedness (excluding the amount of consolidated funded indebtedness due to permitted securitization transactions) to consolidated EBITDA ratio of no more than 3.25 to 1.00, measured quarterly.
The Company may elect to increase the permissible ratio under the latter financial covenant to 3.75 to 1.00 in connection with certain acquisitions.
The Credit Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-defaults with other indebtedness, the occurrence of certain ERISA or bankruptcy or insolvency events, certain undischarged judgments, the occurrence of a Change in Control (as defined in the Credit Agreement), the occurrence of certain regulatory or other enforcement actions against the Company’s subsidiary Wright Express Financial Services Corporation, a Utah industrial bank, the cessation of a valid and perfected first priority lien pursuant to the Collateral Documents (as defined in the Credit Agreement), and the termination of subordination provisions of any document evidencing any subordinated indebtedness. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable.
The obligations of the Borrowers under the Credit Agreement are guaranteed by the Company. In accordance with the terms of the Credit Agreement, the Company executed a Guaranty, dated as of May 23, 2011 (the “Guaranty”), in favor of Bank of America, N.A. and the Lenders.
The obligations of the Borrowers under the Credit Agreement are guaranteed by Wright Express Fueling Solutions, Inc., a wholly-owned subsidiary of the Company (“WEFS”). In accordance with the terms of the Credit Agreement, the Company and WEFS executed a Domestic Subsidiary Guaranty, dated as of May 23, 2011 (the “Domestic Subsidiary Guaranty”), in favor of Bank of America, N.A. and the Lenders.
The obligations of the Borrowers under the Credit Agreement are secured by a pledge of 65% of the stock of Wright Express Australia Holdings Pty Ltd, a wholly-owned subsidiary of the Company. In accordance with the terms of the Credit Agreement, the Company executed a Pledge Agreement, dated as of May 23, 2011 (the “Pledge Agreement”), in favor of Bank of America, N.A. and the Lenders, and a Share Mortgage dated as of May 23, 2011 (the “Share Mortgage”) in favor of Bank of America, N.A. and the Lenders, evidencing such pledge.
The foregoing descriptions of the Credit Agreement, the Guaranty, the Domestic Subsidiary Guaranty, the Pledge Agreement and the Share Mortgage do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement, the Guaranty, the Domestic Subsidiary Guaranty, the Pledge Agreement and the Share Mortgage, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively.
Item 1.02. Termination of Material Definitive Agreement.
As described above, proceeds from the new credit facility have been used to refinance the Company’s existing indebtedness under the 2007 Facility and the 2010 Facility. All balances owed under the 2007 Facility and 2010 Facility have been paid and the Company’s obligations have been satisfied, with the exception of customary post-termination obligations. See Item 1.01 above, the contents of which are incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the contents of which are incorporated by reference herein.
Item 3.03 Material Modification to Rights of Security Holders.
See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of Wright Express Corporation (the “Company”) held on May 20, 2011 (the “2011 Annual Meeting”), the Company’s shareholders voted on the following proposals:
1. The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2014 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Rowland T. Moriarty	33,133,559	1,822,833	1,017,532
Ronald T. Maheu	33,342,037	1,614,355	1,017,532
Michael E. Dubyak	32,974,457	1,981,935	1,017,532
Following the annual meeting, Regina O. Sommer, Jack VanWoerkom and George L. McTavish, having terms expiring in 2012 and Shikhar Ghosh and Kirk P. Pond, having terms expiring in 2013, continued in office.
2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	32,309,909
Against:	2,633,718
Abstain:	12,765
Broker Non-Votes:	1,017,532
3. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	30,485,983
Every 2 Years:	1,196,642
Every 3 Years:	3,270,051
Abstain:	3,716
Broker Non-Votes:	1,017,532
After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.
2. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	35,806,729
Against:	155,063
Abstain:	12,132

Item 9.01. Financial Statements and Exhibits.

10.1*
Credit Agreement, by and among Wright Express Corporation and certain of its subsidiaries, as borrowers, Wright Express Card Holdings Australia Pty Ltd, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.2*	Guaranty, dated as of May 23, 2011, by and among Wright Express Corporation and Bank of America, N.A.

10.3*	Domestic Subsidiary Guaranty, dated as of May 23, 2011, by and among Wright Express Corporation, certain Subsidiary Guarantors and Bank of America, N.A.

10.4*	Pledge Agreement, dated as of May 23, 2011, by and among Wright Express Corporation, certain Domestic Subsidiary Guarantors and Bank of America, N.A.

10.5*	Share Mortgage, dated as of May 23, 2011, by and among Wright Express Corporation and Bank of America, N.A.

99.1*	Press Release of Wright Express Corporation dated May 26, 2011

*	Indicates that exhibit is filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	WRIGHT EXPRESS CORPORATION
	By:	/s/ Steven Elder
Steven Elder
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1*
Credit Agreement, by and among Wright Express Corporation and certain of its subsidiaries, as borrowers, Wright Express Card Holdings Australia Pty Ltd, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.2*	Guaranty, dated as of May 23, 2011, by and among Wright Express Corporation and Bank of America, N.A.

10.3*	Domestic Subsidiary Guaranty, dated as of May 23, 2011, by and among Wright Express Corporation, certain Subsidiary Guarantors and Bank of America, N.A.

10.4*	Pledge Agreement, dated as of May 23, 2011, by and among Wright Express Corporation, certain Domestic Subsidiary Guarantors and Bank of America, N.A.

10.5*	Share Mortgage, dated as of May 23, 2011, by and among Wright Express Corporation and Bank of America, N.A.

99.1*	Press Release of Wright Express Corporation dated May 26, 2011

*	Indicates that exhibit is filed with this report.